Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
CREDO PETROLEUM REPORTS 56% INCREASE
IN FIRST HALF 2006 EARNINGS
Both Six-Month and Second Quarter Earnings Rise to All Time Highs
on Record Production for Both Periods
DENVER, COLORADO, June 14, 2006 — CREDO Petroleum Corporation (NASDAQ: CRED) today reported record financial and operating results for the six months and second quarter ended April 30, 2006. Per share data has been adjusted to reflect the three-for-two stock split effective October 12, 2005.
For the first six months of 2006, net income increased 56% to an all time high. For the period, net income was $3,087,000 on revenue of $8,286,000 compared to net income of $1,983,000 on revenue of $5,485,000 last year. On a per diluted share basis, net income was $.33 for the first six months compared to $.21 last year. Earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) increased 56% to $5,964,000 compared to $3,815,000 last year.
Second quarter 2006 net income increased 24% to a record $1,392,000 on revenue of $3,921,000 compared to net income of $1,127,000 on revenue of $3,038,000 last year. On a per diluted share basis, net income was $.15 for the second quarter compared to $.12 last year.
James T. Huffman, President, said, “New records have been established during 2006 in most of the company’s financial and operating categories. Production set new records for both the six-months and the second quarter as we continue to meet the challenge of increasing production in order to reap the full benefit of good product prices. With the previously reported Garnet State well continuing to produce over 4.0 MMcf per day and new wells and projects coming on stream, we are optimistic that 2006 will continue to be a record year for CREDO.”
Huffman further stated, “Despite a 20% increase in production over the first quarter 2006, second quarter earnings are lower compared to the first quarter primarily because gas prices realizations fell 30% to $5.85 per Mcf compared to $8.19 in the first quarter.”
Effective November 1, 2005, the company adopted SFAS No. 123 (R) related to expensing stock options. Prior year results have been restated. Adoption of the new accounting principle resulted in an after tax charge of $85,000 for the first six months of 2006, compared to $106,000 last year. For the second quarter 2006, the after tax charge was $43,000, compared to $53,000 last year.
SIX-MONTH AND SECOND QUARTER PRODUCTION VOLUMES
BOTH RISE TO NEW RECORDS
For the first six months, production rose 13% to an all time record high. Production was 1,084 MMcfe (million cubic feet of gas-equivalent) compared to 959 MMcfe last year. Natural gas production rose 15% to 965 MMcf compared to 842 MMcf last year while oil production increased to 19,800 barrels compared to 19,500 barrels last year.
For the second quarter, production rose 13%, also an all time record high. Production was 590 MMcfe compared to 523 MMcfe last year. Natural gas production rose 15% to 528 MMcf compared to 460 MMcf last year while oil production declined slightly to 10,300 barrels compared to 10,500 barrels last year.
PRODUCT PRICES SHOW CONTINUED STRENGTH
For the first six months, net wellhead natural gas prices rose 26% to $7.18 per Mcf compared to $5.72 last year. Hedging transactions reduced wellhead prices $.27 per Mcf compared to $.33 last year. As a result, total natural gas price realizations rose 28% to $6.91 per Mcf compared to $5.39 last year. Wellhead oil prices rose 36% to $59.37 per barrel compared to $43.66 last year.
Net wellhead natural gas prices for the second quarter rose 4% to $5.85 per Mcf compared to $5.63 last year. There were no hedging transactions in the 2006 period, however, in the 2005 period, hedging transactions reduced wellhead prices $.12 per Mcf. As a result, total natural gas price realizations rose 6% to $5.85 per Mcf compared to $5.51 last year. Wellhead oil prices rose 39% to $61.63 per barrel compared to $44.49 last year.
The company currently has no open hedge positions.
STRONG FINANCIAL CONDITION PROVIDES
SOLID FOUNDATION FOR GROWTH
At April 30, 2006, working capital was $8,833,000, and cash and short-term investments totaled $7,977,000. The company’s only long-term debt is a $233,000 exclusive license obligation.
CAPITAL SPENDING INCREASES
Capital spending for the six months ended April 30, 2006 totaled $5,536,000, up 60% from last year. CREDO’s business focuses on two core projects—natural gas drilling and application of its patented Calliope Gas Recovery System. The company believes that, in combination, the drilling and Calliope projects provide a superb and unique formula for achieving its goal of adding long-lived natural gas reserves and production at reasonable costs and risks.
As previously reported, the company has significantly expanded both its drilling and Calliope activities. In addition to its existing core projects in Oklahoma, drilling has commenced on new projects in South Texas and north-central Kansas, and the company’s Calliope operations have been expanded into Louisiana. These new projects increase both the volume and breadth of the company’s business while providing significant opportunities for growth. A press release updating certain operational activities will be issued within the next week.
* * * * *

Contact:	David W. Vreeman
Vice President & CFO
303-297-2200

Website:	www.credopetroleum.com

CREDO Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado. The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions. The company’s stock is traded on the NASDAQ System under the symbol “CRED” and is quoted daily in the “NASDAQ Capital Market” section of The Wall Street Journal.
EBITDA is not a GAAP measure of operating performance. The company uses this non-GAAP performance measure primarily to compare its performance with other companies in the industry that make a similar disclosure. The company believes that this performance measure may also be useful to investors for the same purpose. Investors should not consider this measure in isolation or as a substitute for operating income or any other measure for determining the company’s operating performance that is calculated in accordance with GAAP. In addition, because EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation between EBITDA and net income is provided in the table below:

	Six Months Ended April 30,
	2006	2005
RECONCILIATION OF EBITDA:
Net Income	$3,087,000	$1,983,000
Add Back:
Interest Expense	18,000	19,000
Income Tax Expense	1,230,000	771,000
Depreciation, Depletion and Amortization Expense	1,629,000	1,042,000

EBITDA	$5,964,000	$3,815,000

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future. Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements. Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the company’s 2005 Annual Report on Form 10-K for more information. Although the company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.
(table follows)

CREDO PETROLEUM CORPORATION
FINANCIAL HIGHLIGHTS

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2006	2005	2006	2005
REVENUES:
Oil and gas sales	$7,843,000	$5,389,000	$3,723,000	$3,004,000
Investment income and other	443,000	96,000	198,000	34,000

	8,286,000	5,485,000	3,921,000	3,038,000

COSTS AND EXPENSES:
Oil and gas production	1,743,000	1,130,000	739,000	642,000
Depreciation, depletion and amortization.	1,629,000	1,042,000	891,000	565,000
General and administrative	579,000	540,000	319,000	255,000
Interest	18,000	19,000	9,000	10,000

	3,969,000	2,731,000	1,958,000	1,472,000

INCOME BEFORE INCOME TAXES	4,317,000	2,754,000	1,963,000	1,566,000

INCOME TAXES	(1,230,000)	(771,000)	(571,000)	(439,000)

NET INCOME	$3,087,000	$1,983,000	$1,392,000	$1,127,000

EARNINGS PER SHARE OF
COMMON STOCK — BASIC	$.34	$.22	$.15	$.12

EARNINGS PER SHARE OF
COMMON STOCK — DILUTED	$.33	$.21	$.15	$.12

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	9,171,000	9,059,000	9,207,000	9,063,000

Diluted	9,498,000	9,305,000	9,506,000	9,319,000

Condensed Balance Sheet Information	April 30, 2006	October 31, 2005

Cash and Short-Term Investments	$7,977,000	$7,430,000
Other Current Assets	4,002,000	4,024,000
Oil and Gas Properties, Net	28,319,000	24,551,000
Exclusive License Agreement, Net	303,000	338,000
Other Assets	1,480,000	1,501,000

	$42,081,000	$37,844,000

Current Liabilities	$3,146,000	$3,757,000
Deferred Income Taxes	6,781,000	5,978,000
Exclusive License Agreement Obligation	233,000	233,000
Asset Retirement Obligation	909,000	929,000
Stockholders’ Equity	31,012,000	26,947,000

	$42,081,000	$37,844,000